1 WSFS Financial Corporation 1Q 2022 Investor Update May 2022 Exhibit 99.1

2 Forward Looking Statements & Non-GAAP Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including ability to successfully integrate and fully realize the cost savings and other benefits of our recent acquisition of Bryn Mawr Bank Corporation (“BMT”) and the uncertain effects of the COVID-19 pandemic and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company's Form 10-K for the year ended December 31, 2021, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include core earnings per share (“EPS”), core EPS excluding initial BMT ACL provision, core net income, core return on equity (“ROE”), core efficiency ratio, pre-provision net revenue (“PPNR”), core PPNR, PPNR to average assets ratio, core PPNR to average assets ratio, core return on assets (“ROA”), core ROA excluding initial BMT ACL provision, core net interest income, core net interest margin (“NIM”), return on tangible common equity (“ROTCE”), tangible book value (“TBV”) per share, TBV Dilution, core ROTCE, core fee revenue and core fee revenue as a percentage of total core net revenue. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders.

3 Table of Contents Earnings Supplement Page 4 Franchise and Markets Page 15 Selected Financial and Performance Metrics Page 23

4 Earnings Supplement

1Q 2022 Financial Highlights

$ in millions (except per share amounts)	1Q 2022 Reported	1Q 2022 Core[1]
EPS	$0.06	$0.66
ROA	0.07%	0.83%
Net Income[2]	$3.8	$43.0
PPNR[1]	$24.7	$76.2
PPNR %[1]	0.48%	1.47%
ROE	0.57%	6.41%
ROTCE[1]	1.58%	10.72%
NIM	3.01%	3.01%
Fee Revenue	$60.6	$60.6
Fee Revenue %[3]	30.4%	30.4%
Efficiency Ratio	87.5%	61.7%
ACL Ratio	1.19%	1.19%
Bank CET1	13.93%	13.93%

1Q 2022 Core PPNR[1] of $76.2 million, or 1.47% of assets, highlights strong and diversified performance, and a successful combination and conversion of Bryn Mawr Trust

1Q 2022 Highlights:

- Excluding initial BMT ACL provision[1], Core ROA was 1.17% and Core EPS was $0.93
- Core Fee Revenue[1] of $60.6 million and Core Fee Revenue Percentage[1] of 30.4%
- Net credit costs were $19.3 million including $23.5 million initial BMT ACL provision due to continued positive credit trends
- Core Efficiency Ratio[1] of 61.7% excluding one-time Corporate Development and Restructuring cost of $51.6 million
    - Consistent with original expectations, Corporate Development and Restructuring had an EPS impact of $0.60 and ROA impact of 75bps in the quarter
- Repurchased 938,985 shares of common stock for $47.6 million this quarter
- The Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Excludes net income that is attributable to noncontrolling interest
[3] Tax-equivalent

5

WSFS and Bryn Mawr Trust Update

Bank technology, branding, and branch conversion successfully completed

Conversion Update

- 40,000+ new Banking Customer households welcomed as part of this conversion
- 34 branches consolidated this quarter
- Wealth and Trust integration anticipated late 2022/early 2023

Transaction Update

- On track to meet or exceed 65% annual cost savings in 2022; full cost run-rate savings by 1Q 2023
- On track for reduction in total branch count by approximately 30% or 40 branches

Key Metrics Update[1]

Deal Announcement (As of March 10, 2021)		**Current** (As of March 31, 2022)	
Total Consideration	$976.4mm	Total Consideration	$908.0mm
Total Loan Discount	$31.3mm	Total Loan Discount	$52.5mm
Initial BMT ACL Provision	$41.8mm	Initial BMT ACL Provision	$23.5mm
Wealth Customer Intangibles	$67.5mm	Wealth Customer Intangibles	$60.4mm
Core Deposit Intangible	$5.1mm	Core Deposit Intangible	$10.9mm
Other Marks[2]	$21.1mm	Other Marks[2]	$13.9mm
TBV Dilution Estimate	(6.13%)	TBV Dilution Estimate[3]	(2.26%)

BRYN MAWR TRUST

A WSFS COMPANY

Announced branding for Wealth and Trust

[1] Please see Appendix for a detailed key metrics reconciliation
[2] Other Marks includes CDs, Real Estate, and Other Borrowings
[3] Includes all previous, current, and future transaction-related impacts and the assumption to pause share repurchases, consistent with the original transaction model

6

7 3 2022 Core Outlook as originally presented in 4Q 2021 Presentation Loan Growth2 Mid-to-high single digit growth excluding residential mortgage portfolio; Leasing and Consumer Partnership portfolio expecting double-digit growth; assumes reduction in loan payoff levels due to rate environment Deposit Growth2 Flat deposit growth; assumes continued levels of elevated customer liquidity Net Interest Margin Range of 3.15% - 3.20%; assumes three 25bp interest rate increases; approx. 7-11 bps of purchased loan accretion; 35-45 bps negative impact from elevated customer liquidity Fee Revenue Growth2 Mid single digit growth including reduction in overdraft fees, Durbin impact on BMT interchange, and loss of PPP fees; Cash Connect with double-digit growth; Trust and Wealth expected to grow mid-to-high single digits; rollout of Capital Markets across franchise; Fee Revenue Ratio in low-to-mid 30% Provision Costs $15-$25 million reflecting net loan growth and excluding the impact of ACL attributable to the acquisition of the BMT loan portfolios Efficiency Ratio Low 60s driven by phasing in of BMT cost synergies and continued talent and Delivery Transformation investments; 4Q Efficiency Ratio expected in the high 50s Tax Rate Approximately 24% 2022 Core Outlook1 Outlook FY Core ROA range of 1.05% - 1.15%; 4Q of 1.20% +/- ; Resulting from franchise growth, BMT cost synergies, continued investments in talent and technology 1 The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy 2 Growth rates from pro forma 2021 combined WSFS and BMT

8 $29.24 $1.05 ($0.85) ($4.26) ($2.19) $22.99 $- $5 $10 $15 $20 $25 $30 $35 12/31/2021 Core Earnings Buybacks & Dividends AOCI BMT 3/31/2022 2022 Core Outlook - Interest Rate Update 1 Assumes each interest rate increase is 25 bps 2 TBV includes 15% decline from Accumulated Other Comprehensive income (AOCI), and 7% decline from BMT transaction consistent with original expectations 3 Includes all current quarter transaction-related impacts consistent with the original transaction model +16bps +30bps 2.40% 2.60% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% FY Outlook 4Q Outlook Base NIM PAA Original Rate Impact Incremental Rate Impact Net Interest Margin +16bps to 2022 NIM FY Outlook Return on Assets +10bps to 2022 ROA FY Outlook 3.50% to 3.55% +10bps +19bps 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% FY Outlook 4Q Outlook Base ROA Original Rate Impact Incremental Rate Impact 1.15% to 1.25% 1.35% to 1.45% Tangible Book Value Per Share2 Seven total rate increases1 lifts 2022 Outlook Rate Impact; Annualized impact of every 25bps increase is 7bps NIM and 4bps ROA 3.30% to 3.35% 3

2022-2024 Strategic Plan

Delivering sustainable high-performance, defined as top-quintile Core ROA relative to our peer group, continues to be our primary financial strategic objective


Core Return on Average Assets[1]
1.80%
1.70%
1.60%
1.50%
1.40%
1.30%
1.20%
1.40%
0.20%
0.17%
0.01%
0.02%
0.03%
0.07%
(0.04%)
(0.05%)
(0.03%)
(0.08%)
1.70% +/-
0.17%
1.53%
4Q'22 ADJ
Rate Environment
Loan Growth
Fee Growth
Cost Inflation
ACL Provision
4Q'24
Baseline
Economic Impact on Performance

- Continued Core ROA expansion from interest rate environment, loan and fee growth
- Strategic Plan incorporates macroeconomic considerations for inflation and credit cycle
  - Loan growth impacted by timing and pace of excess liquidity runoff, GDP growth, and rate environment
  - Fee growth impacted by market volatility, mortgage rate environment, and overall health in the economy
  - Inflation impacts on Talent and third-party costs likely result in higher-than-normal cost growth, while still maintaining positive operating leverage
  - Ranges in ACL provision dependent on potential changes in credit risk including anticipated trends above the current historically low credit cost environment, resulting in a provision as a percent of total loans in the range of 40bps-50bps

[1] The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy

9

Loan and Deposit Growth

Continued diversified deposit growth and strong loan-to-deposit ratio of 64% positioned well for organic loan growth

Loans - 1Q 2022 vs Pro forma[1]

($ in millions)	Mar 2022	Dec 2021	Pro forma Dec 2021	QoQ Pro forma $ Growth	Pro forma Annualized % Growth
C & I Loans	$4,311	$3,271	$4,396	($85)	(8%)
Commercial Mortgages	$3,434	$1,882	$3,397	$37	4%
Construction Loans	$924	$687	$896	$28	13%
Commercial Leases	$491	$352	$471	$20	17%
Total Commercial Loans	**$9,160**	**$6,192**	**$9,160**	**$0**	**0%**
Residential Mortgage (HFS/HFI)	$862	$649	$963	($101)	(42%)
Consumer Loans	$1,382	$1,159	$1,333	$49	15%
Total Gross Loans	**$11,404**	**$8,000**	**$11,456**	**($52)**	**(2%)**
Acquired HFI Resi Mortgage	$654	$386	*$701*	*($47)*	*(27%)*
Gross Loans ex Acquired HFI Resi Portfolio	**$10,750**	**$7,612**	**$10,755**	**($5)**	**(0%)**

- Pro forma growth of $49 million, or 2% annualized, excluding Residential Mortgages, driven by Consumer loan growth
- Strong annualized growth in Construction loans and Leases, offset by C&I loans

Deposits - 1Q 2022 vs Pro forma[1]

($ in millions)	Mar 2022	Dec 2021	Pro forma Dec 2021	QoQ Pro forma $ Growth	Proforma Annualized % Growth
Noninterest Demand	$6,639	$4,565	$6,207	$432	28%
Interest Demand Deposits	$3,292	$2,793	$3,538	($246)	(28%)
Savings	$2,279	$1,971	$2,263	$16	3%
Money Market	$4,179	$2,906	$4,090	$89	9%
Total Core Deposits	**$16,389**	**$12,235**	**$16,098**	**$291**	**7%**
Customer Time Deposits	$1,156	$989	*$1,194*	($38)	(13%)
Total Customer Deposits	**$17,545**	**$13,224**	**$17,292**	**$253**	**6%**

- Pro forma Core Deposit growth of $291 million, or 7% annualized, driven by higher Corporate Trust deposits
- 56% of Customer Deposits are in Wealth and Trust, Commercial, and Small Business portfolios

1Q 2022
Customer Deposits By LOB



Small Business 19%
Commercial 23%
Wealth and Trust 14%
Consumer 44%

[1] Pro forma balances includes Bryn Mawr Trust loans and deposits net of fair value marks acquired on 1/1/2022

10

11 Excess Liquidity Impact and Management Commercial Portfolio: Net New Loan Fundings ($mm)1 Investment Portfolio Highlights • Optimizing excess liquidity and shifting cash to securities • Total securities (cost) as a percentage of assets of 28.6% • 12 percentage points above pre-excess liquidity environment 1 Includes new loans, existing new funding, Commercial runoff portfolio, paydowns, and payoffs. Excludes reclasses, HFS, purchase accounting mark/unearned changes, PPP loans, or Commercial leases 2 Agency Notes & MBS assumes Cash and Investment Portfolio is 18% of Total Assets $1,945 $1,945 $1,945 $1,945 $3,200 $1,056 $1,403 $2,313 $3,305 $2,704 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Investment Expansion ($mm)2 Munis Agency Notes & MBS (Cost) Agency Notes & MBS Growth (Cost) Total Portfolio (Fair Value) $292 $474 $426 $490 $503 ($439) ($427) ($521) ($626) ($516) $(800) $(600) $(400) $(200) - $200 $400 $600 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 New Loan Fundings Paydown/Payoffs Commercial Portfolio Highlights • Net New Commercial Loan Fundings of $503 million driven by continued growth in pipeline • New fundings continue to improve from COVID-19 lows and above pre-COVID-19 levels • Commercial line utilization of 37.2%; representing a 2-year high

12 0.14% 0.11% 0.10% 0.09% 0.07% 4.30% 4.20% 4.16% 4.23% 4.13% 3.0% 3.2% 3.4% 3.6% 3.8% 4.0% 4.2% 4.4% 0.0% 0.2% 0.3% 0.5% 0.6% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Lo an Y ie ld (% ) Cu st om er D ep os it Co st (% ) Total Deposit Cost Total Loans Ex PPP/PAA Yield 3.10% 2.91% 2.82% 2.90% 2.94% 0.37% 0.24% 0.18% 0.19% 0.07% 0.12% 0.08% 0.05% 2.00% 2.25% 2.50% 2.75% 3.00% 3.25% 3.50% 3.75% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 NIM Ex PAA/PPP PAA PPP 0 Negative Excess Liquidity Impact on NIM3 Net Interest Margin Trends Well positioned for rising rate environment due to stable NIM, diversified low funding costs, and balance sheet mix 3.59% Average Deposit Cost1 and Loan Yield2 1 Includes non-interest and interest-bearing; interest-bearing deposits include demand, money market, savings, and customer time deposits 2 Average total loans yield excludes PAA and PPP 3 Excess Liquidity includes Cash and Investment Portfolio in excess of 18% of assets 21 3.23% 3.05% 3.10% 0.39% 0.61% 0.61% 0.60% 0.44% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 3.01%

13 $15 $16 $16 $18 $32 $12 $12 $11 $13 $16 $10 $11 $11 $11 $10 $9 $4 $6 $5 $3 $- $10 $20 $30 $40 $50 $60 $70 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 Co re F ee R ev en ue ( $m m )2 Wealth Management Banking Cash Connect Mortgage 1 These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Excludes PPP 3 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, capital markets revenue, and other banking related fees • Well-diversified with over 25 discrete lines of business and products within our three main segments: Banking, Wealth Management, and Cash Connect® • Excluding PPP, Core Fee Revenue percentage of 30.5% provides earnings stability through interest rate and credit cycles, and economic environments • 1Q 2022 Core Fee Revenue totaled $60.6 million this quarter, including $31.7 million from Wealth Management • Core Fee Revenue increased $14.6 million, or 31.6%, compared to 4Q 2021 Core Fee Revenue1 Trends Diversified business model drives Core Fee Revenue strength 3 Core Fee Revenue %2 30.2% 30.0% 29.9% 30.0% 30.5%

14 $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/2021 Econ Impact Risk Rating Mig./Other Net Loan Growth Initial BMT ACL Provision Subtotal Initial BMT ACL 3/31/2022 0% 1% 2% 3% 4% 5% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 4Q21 Forecast 1Q22 Forecast Coverage Ratio 1 Source: Oxford Economics as of March 2022 2 Hotel loan balances are included in the C&I and Construction segments 3 The initial $49.6 million ACL recorded in connection with the combination with Bryn Mawr Trust includes $23.5 million related to non-purchase credit deteriorated (non-PCD) loans, or initial BMT ACL provision, and $26.1 million related to PCD loans, which does not have an initial income statement impact, but adjusts the amortized cost basis of the loans at acquisition ACL Overview ACL by Segment Full-Year GDP forecast of 3.4% in 2022 and 2.1% in 20231 Full-Year Unemployment forecast of 3.6% in 2022 and 3.4% in 20231 1Q 2022 ACL Commentary 1.19% 1.19% GDP Growth by Quarter Unemployment by Quarter • Coverage ratio of 1.19% and 1.53% including estimated remaining credit mark on the acquired loan portfolio • ACL increased $42 million in 1Q 2022 driven by: • Initial BMT ACL of $49.6 million • Excluding initial BMT ACL provision, 1Q 2022 provision release was ~$4.5 million due to continued improvement in credit trends 1Q 2022 ACL ($mm) 0% 1% 2% 3% 4% 5% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 4Q21 Forecast 1Q22 Forecast ($10) $95 $24 $11 $136 ($10) $26 $110 ($ in millions) $ % $ % $ % C&I2 $119.4 6.38% $44.0 2.33% $59.6 2.44% Construction2 $14.3 1.82% $1.9 0.28% $3.1 0.34% CRE Investor $30.5 1.55% $11.6 0.62% $23.1 0.67% Owner Occupied $9.6 0.72% $4.6 0.34% $6.1 0.33% Leases $6.5 2.43% $6.0 1.70% $6.1 1.24% Mortgage $5.7 0.85% $3.4 0.62% $5.0 0.62% HELOC & HEIL $13.2 1.61% $10.7 1.33% $13.1 1.40% Installment - Other $2.8 4.16% $2.4 4.21% $3.6 4.10% Other $2.8 0.19% $9.9 2.58% $16.7 3.75% TOTAL $204.9 2.51% $94.5 1.19% $136.3 1.19% March 31, 2021 December 31, 2021 March 31, 2022 3 3

15 Franchise and Markets

The WSFS Franchise – Strategic Opportunity

WSFS Financial Corporation

Largest locally headquartered bank in the Delaware and greater Philadelphia region

- $21.0 billion in assets
- $58.1 billion in combined AUA[1] and AUM[1], including $8.9 billion in net AUM
- 122 offices, including 94 banking offices
- One of the largest ATM networks in our market with 600+ WSFS branded-ATMs

Strengthening our unique position between larger out-of-market banks and smaller community banks, in the 5th largest depository MSA in the country

Philadelphia-Wilmington-Camden MSA Deposits

	2021 Rank[2]	Net Deposits ($mm)	Market Share %
1	Wells Fargo Bank	$37,368	15.6%
2	TD Bank	$31,979	13.4%
3	PNC Bank	$28,909	12.1%
4	Bank of America	$24,977	10.4%
5	Citizens Bank	$20,244	8.5%
6	M&T Bank	$16,171	6.8%
7	**WSFS Pro Forma**	**$15,177**	**6.3%**
8	Santander Bank	$11,793	4.9%
9	Truist Bank	$5,438	2.3%
10	Univest Bank and Trust	$4,796	2.0%
	80 Remaining Institutions	*$42,525*	*17.8%*



WSFS Market Share
2.6%
6.3%
2018
2021 Proforma



Pennsylvania
Philadelphia
Wilmington
New Jersey
Maryland
NY
CT
New York
NJ
PA
Philadelphia
Baltimore
Washington, D.C.
MD
DE
VA

Note: As of March 31st, 2022, unless stated otherwise stated
[1] AUA represents Assets Under Administration and AUM represents Assets Under Management; net AUM excludes certain flat-fee assets
[2] Sources: FDIC and S&P Global Market Intelligence. Market Share data excludes brokered deposits as defined by FDIC, credit unions, and non-traditional banks (e.g. credit card companies); as of June 30, 2021. Philadelphia-Camden-Wilmington MSA (includes Cecil County, MD). Also excludes TD Banks's 2035 Limestone Rd Wilmington, DE location

16

17 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information Note: GAAP ROA is the following: 2019 – 1.30%, 2020 – 0.87%, and 2021 – 1.82% The WSFS Franchise – Growth & Performance M ill io ns

The WSFS Franchise – Lines of Business

WSFS Financial Corporation

	Commercial	Consumer	Wealth & Trust	Cash Connect®	NewLane Finance	Capital Markets
Business Highlights	**Business Banking** • $1-$15+ million loans; $2.4 million average exposure **Middle Market** • $5-$30+ million loans; $5.9 million average exposure **CRE** • $3-$30+ million loans; $8.4 million average exposure	**Community banking model with 94 branches** • Located in PA, DE, and NJ • Branch net promoter score of 76.3[1] **Strategic Partnerships** • Upstart, SpringEQ, Lendkey and Cred.ai **Small Business and SBA** • Up to $1.5 million in Small Business and $5 million in SBA; • $0.2 million average exposure	**Wealth Management** • Advisory for individuals, trusts, retirement plans, and non-profits • Trustee for individuals and families **Institutional Trust** • Mortgage/asset backed securitization, escrow agent, administrative agent, loan verification and bankruptcy-related businesses	**Strong growth in remote cash capture and reconciliation services** **ATMs** • 2nd largest vault cash provider in industry • 29,500+ ATMs in all 50 states, including 600+ WSFS-branded ATMs **Smart Safes** • 6,500+ smart safes **Armored Carrier/Cash Forecasting** • 9,000+ devices	**Equipment Financing** • Serves micro to small ticket market • Yields range from 4% to 29% • Terms range from 12 months to 84 months • Average deal size approximately $30,000 • Stable credit default risk and minimal residual exposure	**Interest Rate Hedging** • Floating to fixed rate swaps • Caps, collars and forwards **Foreign Exchange** • Capabilities in 100+ currencies • FX forwards, options and hedging **Trade Finance** • Commercial and standby letters of credit • Global trade advisory
Financial Highlights[1]	**$8.7 billion** in outstanding loans **$7.4 billion** in deposits **$503 million** in net new loan funding **4.13% yield** on C&I and CRE loans[2]	**$7.7 billion** in Customer deposits **$2.2 billion** in outstanding loans **24% growth** QoQ in net loans **$2.9 million** in mortgage fee revenue	**$58.1 billion** in total AUA and AUM • $8.9 billion in net AUM **$36.1 million** in net revenue • Up 59% from last quarter due to Bryn Mawr combination	**$1.9 billion** in cash managed **36.1 thousand units** serviced **$1.8 million** in Pre-tax net income **37% growth** in smart safe units YoY	**$70.9 million** in leasing originations • Record quarter; up 8.6% QoQ **7.38% net yield** • Up 44bps from last quarter	**$71.9 million** notional value of swaps executed **$1.5 million** non-interest income **$550 million** IRD pipeline

[1] As of 3/31/22 and for 1Q 2022 unless otherwise stated
[2] Average for the quarter

18

19 Timeline 2013 – Current 2015 – 2017 2016 – Current 2017 – 2021 2020 – Current 2021 - Current Business Summary Digital lending platform that specializes in student loans and student loan refinancing Mobile multi- currency account for people who live, work, or travel across borders Digital mortgage solution specializing in home equity, refinancing, cash out, and home purchase loans Online personal finance company with a full suite of products High-tech and premium everyday card spending experience Digital AI lending platform specializing in personal loans Financial Interest Consumer Loans Equity Position and Deposits Equity Position and Consumer Loans Equity Position and Deposits Equity Position, Deposits, and Credit Cards Consumer Loans Strategic Rationale • Generates student loans for Consumer portfolio • Knowledge of technology-based platforms and processes • Cross-sell opportunities within our footprint • Knowledge of Fintech space • Generated low-cost deposits and fee income Successful Sale • Generates home equity loans for Consumer portfolio • Knowledge of technology-based lenders • Knowledge of Fintech space • Generated low-cost deposits and fee income • Supported their checking account Successful IPO • Generates low-cost deposits and fee income • Knowledge of Millennial Customer segment for cross- sell opportunities • Knowledge of Fintech space • Digitize our unsecured personal loan product • Acquire new in- footprint customers • Cross-sell opportunities within our footprint Partnering with industry leaders for product diversification, knowledge, and technology best-practices The WSFS Franchise – Strategic Partnerships

201 Based on 90-day average; Customer must login at least once through mobile or online channel to be considered digitally active Channel Strategy and Digital Adoption $104 $139 $187 40 60 80 100 120 140 160 180 200 1Q20 1Q21 1Q22 Deposits Per Branch ($mm) 125 132 139 115 120 125 130 135 140 1Q20 1Q21 1Q22 Digitally Active (000s)1 69.7 77.6 76.3 60.0 62.9 0 10 20 30 40 50 60 70 80 90 1Q20 1Q21 1Q22 NPS Scores Branch Contact Center Banking Productivity Digital Activity Customer Experience Optimizing our retail footprint and investing in our digital capabilities to provide best-in-class Customer service • Consolidated 34 branches as part of our planned Bryn Mawr Trust integration in 1Q 2022 • Over $190mm deposits per branch expected when fully completed • Continued growth in digitally active Customers across our mobile and online channels • Includes post-conversion digitally engaged Bryn Mawr Trust Customers • Maintained relatively flat net promoter scores while onboarding Bryn Mawr Trust Customers this quarter

Delivery Transformation Journey

WSFS Financial Corporation

Pre-2020

- First-of-its-kind multi-currency account with Zenbanx
- Cloud-based Contact Center
- nCino© platform
- Oracle cloud-based ERP and PBCS ledger system
- Launched the MyWSFS application
- Rolled out Customer-centric website design

2020

- nCino© application enhancements
- Enlighten Sales platform
- Medallia©, a real-time Customer feedback platform
- DocuSign© implemented company-wide
- Marketing technology platform, Customer Link, to provide real-time data integration

2021

- Salesforce© for Middle Markets, SBA, Mortgage and Private Banking
- Online account opening for consumer deposits
- Personalized content capabilities with Customer Link platform
- Verafin©, a Fraud and Anti-Money Laundering platform
- Mulesoft©, a middleware solution
- Process enhancements and completed the Robotic Process Automations (RPAs) assessment

2022 and Future

- 360-degree view of the Customer and Referral platform within Salesforce©
- Online account opening in Small Business deposits, Consumer Loans and Credit Card
- RPAs across the bank; identifying efficiencies and cost savings
- Enterprise-wide data strategy delivering actionable business insights
- Evaluation of real-time payments

21

22 “President’s Award for Business Excellence and Best Community Involvement”; DE Small Business Chamber “Soaring 76’s Fastest Growing Companies”; Philadelphia Business Journal “Best of Biz” for Business Banking; South Jersey Magazine 2021 Annual World's Best Banks honoree; Forbes #1 “Top Bank” in Delaware nine years in a row; The News Journal “1st Ranked Bank in Delaware”; Forbes “Best Board and Technology Strategy”; Bank Director 1 Per Bloomberg; closing price as of March 31, 2022 Recognitions and Total Shareholder Returns “Top Workplace” fifteen years in a row and #2 in 2021; The News Journal “Top Workplace” seven years in a row; Inquirer.com 24th Ranked Bank in America for 2022; Forbes 2022 Gallup Exceptional Workplace Award; Gallup Organization Engaged Associates, living our culture, enriching the communities we serve Total Shareholder Returns1 “4th Ranked Bank Overall”; Bank Director -50% 0% 50% 100% 150% 200% 250% 300% 350% 1 Year 3 Year 5 Year 7 Year 10 Year 1 Year 3 Year 5 Year 7 Year 10 Year WSFS -5.4% 25.3% 7.0% 97.9% 274.9% KBW Bank 5.9% 45.3% 54.6% 106.0% 217.5% KBW Regional Bank 3.1% 38.2% 31.8% 84.6% 177.9% NASDAQ Bank 6.3% 45.0% 42.8% 107.3% 222.7% S&P 500 15.6% 68.1% 109.8% 150.2% 291.6%

23 Selected Financial and Performance Metrics

24 Time 7% Non-interest DDA 37% Money Market & Savings 37% Interest DDA 19% Pro forma Core Deposits increased $291 million in 1Q 2022, primarily due to higher Corporate Trust deposits Balance Sheet Composition at March 31, 2022 C&I 39% CRE 30% Construction 8% Commerical Leasing 4% Residential Mortgage 8% Consumer 12% Investments 27% Cash Connect 2% Other Non- Earning Assets 18% Net Loans 53% • Commercial loans comprise 81% of the gross loan portfolio • $15.2 million outstanding in credit cards Equity 12% Customer Deposits 84% Investments are composed of high quality, marketable investment grade securities with low credit risk and more than 95% in Agency MBS and Agency Notes $21.0B Assets $11.3B Net Loans1 Asset Composition 42% YOY Asset Growth Funding Composition $17.5B Deposits2 64% Loan-to-Deposit 44% YOY Deposit Growth Other Borrowings 2% Other Liabilities 2% 1 Includes held-for-sale loans 2 Excludes brokered deposits

25 1 WSFS IRR model estimates: Static Balance Sheet / Instantaneous Rate Shocks 2 Includes PPP loans • High % of variable/adjustable rate to total loan portfolio: 57% • Approximately half of variable rate loans tied to 30- day LIBOR • Approximately $705 million at their contractual floor • High % core deposits: 93%; high % non-interest bearing and low-interest DDA: 56% • Solid brand and position / strong and diversified low-cost funding across all lines of business • Assumes long-term historical deposit beta of approximately 24% Interest Rate Risk1 at March 31, 2022 WSJ Prime @ 3.50% Balance Sheet Drivers12-Month IRR2 BPs change NII Impact (%) NII Impact ($) -100 (5.8%) ($34.1 million) -50 (4.6%) ($26.8 million) -25 (2.5%) ($14.6 million) Static Base +25 2.5% $14.8 million +50 5.1% $29.8 million +100 10.3% $60.6 million

26 $3.4 $3.7 $6.5 $7.6 $8.4$1.4 $1.5 $2.2 $2.8 $4.0 0.37% 0.65% 0.82% 0.47% 0.16% 0.27% 0.47% 0.62% 0.35% 0.11% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% $0 $2 $4 $6 $8 $10 $12 $14 2017 2018 2019 2020 2021 Bi lli on s Interest-bearing Noninterest-bearing Interest-bearing cost Total deposit cost Historical Trends – Deposit and Fee Revenue 1 Interest-bearing deposits include demand, money market, savings, and customer time deposits 2 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 3 %s represent core fee (noninterest) revenue / total net revenue Note: GAAP Fee Revenue is the following: 2019 – $188.1M, 2020 - $162.5M, and 2021 - $185.5M; GAAP Fee Revenue/Total Net Revenue is the following: 2019 – 30%, 2020 – 30%, and 2021 – 30% $36 $41 $44 $50 $63 $37 $40 $55 $48 $49 $43 $51 $51 $41 $43 $6 $6 $11 $30 $23 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2017 2018 2019 2020 2021 Trust & Wealth Bank Segment Cash Connect Mortgage 27%3 27%3 36%3 36%3 29%3 Total Core Fee Revenue2 ($mm)Customer Deposit Costs 1 1

27 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 Delinquencies Govt. Guaranteed Student Loans 0.48% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 0.0% 0.2% 0.4% 0.6% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 10% 20% 30% 40% 50% 60% 1Q 17 2Q 17 3Q 17 4Q 17 1Q 18 2Q 18 3Q 18 4Q 18 1Q 19 2Q 19 3Q 19 4Q 19 1Q 20 2Q 20 3Q 20 4Q 20 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 Classified Loans Criticized Loans Delinquencies2 / Gross Loans Net Charge-Offs3 1 Excludes the impact of PPP loans since March 2020 2 Includes non-accruing loans 3 Ratio of quarterly net charge-offs to average gross loans Criticized & Classified Loans / Tier-1 + ACL NPAs / Total Assets 0.18% 0.12% Credit Metrics1 28.79% 18.58%

28 9.66% 9.73% 10.82% 11.72% 9.74% 9.82% 10.11% 10.27% 10.44% 9.98% 4.5% 6.5% 8.5% 10.5% 12.5% 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 22,000 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Mar 2022 Average Assets (QTD) Tier 1 Leverage Ratio 11.93% 12.08% 13.37% 14.01% 13.76% 14.46% 15.41% 15.50% 15.91% 14.89% 9.5% 10.5% 11.5% 12.5% 13.5% 14.5% 15.5% 16.5% 400 900 1,400 1,900 2,400 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Mar 2022 Total Capital Total Risk Based Capital Ratio 11.19% 11.36% 12.69% 13.52% 12.50% 13.20% 14.21% 14.59% 15.11% 13.93% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% 17.0% 350 850 1,350 1,850 2,350 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Mar 2022 Tier 1 Capital Tier 1 Capital Ratio Capital Management - Bank Tier 1 Leverage Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Risk-Based Capital M ill io ns M ill io ns M ill io ns M ill io ns 11.19% 11.36% 12.69% 13.52% 12.50% 13.20% 14.21% 14.59% 15.11% 13.93% 4% 6% 8% 10% 12% 14% 16% 350 550 750 950 1,150 1,350 1,550 1,750 1,950 2,150 Dec 2016 Dec 2017 Dec 2018 Dec 2019 Dec 2020 Mar 2021 Jun 2021 Sep 2021 Dec 2021 Mar 2022 Common Equity Tier 1 Capital Common Equity Tier 1 Capital Ratio M ill io ns

29Note: 2015 adjusted to reflect 3 for 1 stock split in May 2015 1 As defined in our most recent proxy as of March 28, 2022 (dollars in 000s) 2017 2018 2019 2020 2021 1Q 2022 Total Capital Returned $21,165 $44,419 $113,780 $179,313 $36,262 $56,104 Total Shares Repurchased 255,000 691,742 2,132,390 3,950,855 267,309 938,985 $0.30 $0.42 $0.47 $0.48 $0.52 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $- $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 $140,000 $160,000 $180,000 $200,000 2017 2018 2019 2020 2021 1Q 2022 An nu al D iv id en ds P ai d pe r S ha re Ca pi ta l R et ur ne d ($ in 0 00 s) Dividends Routine buybacks Incremental buybacks Annual Dividend Per Share Capital Management / Ownership Alignment • Executive management incentive compensation and equity awards aligned with shareholder performance • Insider ownership1 is approximately 1.7% Board of Directors and Executive Management ownership guidelines in place and followed • Share repurchases resumed in 1Q 2022 Approximately 5% of common shares outstanding still available for repurchase under the Board authorization approved in 2Q 2020, that allows for the purchase of 15% of outstanding shares • The Board of Directors approved a quarterly cash dividend of $0.13 per share of common stock which will be paid in May 2022

30 WSFS Mission, Vision, Strategy and Values

31 Non-GAAP Financial Information Appendix:

32 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted net income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of securities gains, realized/unrealized gains (losses) on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • Core noninterest income, also called core fee revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of securities gains and realized/unrealized gains on equity investments, net; • Core fee revenue percentage is a non-GAAP measure that divides (i) core fee revenue by (ii) core net revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of FHLB special dividend; • Core earnings per share (EPS) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core net revenue is a non-GAAP measure that adds (i) core net interest income and (ii) core fee revenue; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude corporate development and restructuring expenses, and contribution to WSFS CARES Foundation; • Core efficiency ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and core fee revenue; • Core return on average assets (ROA) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Tangible common equity is a non-GAAP measure and is defined as total average stockholders’ equity less goodwill, other intangible assets; • Tangible book value per share of common stock is a non-GAAP measure and is defined as Tangible common equity divided by shares of WSFS common stock outstanding; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Pre-provision net revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) (recovery of) provision for credit losses; • Core PPNR is a non-GAAP measure that excludes the impact of securities gains, realized/unrealized gains on equity investments, net, corporate development and restructuring expenses, and Contribution to WSFS CARES Foundation; • PPNR percentage is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period; • Core PPNR percentage is a non-GAAP measure that divides (i) core PPNR (annualized) by (ii) average assets for the applicable period; and • Core return on average equity (ROE) is a non-GAAP measure that divides (i) adjusted net income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended March 31, 2022	December 31, 2021	March 31, 2021
Net interest income (GAAP)	$ 138,558	$ 108,224	$ 114,185
Core net interest income (non-GAAP)	$ 138,558	$ 108,224	$ 114,185
Noninterest income (GAAP)	$ 60,574	$ 46,027	$ 47,822
Less: Securities gains	—	—	329
(Plus)/less: Unrealized (loss) gains on equity investments, net	(3)	—	—
Core fee revenue (non-GAAP)	$ 60,577	$ 46,027	$ 47,493
Core net revenue (non-GAAP)	$ 199,135	$ 154,251	$ 161,678
Core net revenue (non-GAAP) (tax-equivalent)	$ 199,352	$ 154,499	$ 161,943
Noninterest expense (GAAP)	$ 174,457	$ 90,419	$ 95,619
Less/(plus): Corporate development expense	34,038	4,989	2,095
Less/(plus): Restructuring expense	17,514	1,755	(265)
Plus: Recovery of legal settlement	—	(15,000)	—
Core noninterest expense (non-GAAP)	$ 122,905	$ 98,675	$ 93,789
Core efficiency ratio (non-GAAP)	61.7%	63.9%	57.9%
Core fee revenue as a percentage of total core net revenue (non-GAAP)(tax-equivalent)	30.4%	29.8%	29.3%

(dollars in thousands, except per share data)	Three Months Ended March 31, 2022	December 31, 2021	March 31, 2021
GAAP net income attributable to WSFS	$ 3,804	$ 56,287	$ 65,082
Plus/(less): Pre-tax adjustments[1]	51,555	(8,256)	1,501
(Plus)/less: Tax impact of pre-tax adjustments	(12,344)	1,863	11
Adjusted net income (non-GAAP) attributable to WSFS	$ 43,015	$ 49,894	$ 66,594
Net income (GAAP)	$ 3,967	$ 56,401	$ 65,141
Plus: Income tax provision	1,737	15,485	21,407
Less: Provision for (recovery of) credit losses	18,971	(8,054)	(20,160)
PPNR (Non-GAAP)	$ 24,675	$ 63,832	$ 66,388
Plus/(less): Pre-tax adjustments[1]	51,555	(8,256)	1,501
Core PPNR (Non-GAAP)	$ 76,230	$ 55,576	$ 67,889
Average Assets	$ 21,019,892	$ 5,419,923	$ 14,256,209
PPNR % (Non-GAAP)	0.48%	1.64%	1.89%
Core PPNR % (Non-GAAP)	1.47%	1.43%	1.93%
GAAP return on average assets (ROA)	0.07%	1.45%	1.85%
Plus/(less): Pre-tax adjustments[1]	0.99	(0.21)	0.04
(Plus)/less: Tax impact of pre-tax adjustments	(0.23)	0.04	—
Core ROA (non-GAAP)	0.83%	1.28%	1.89%
Plus: Impact of initial BMT ACL provision (tax-effected)	0.34	—	—
Core ROA excl. initial BMT ACL provision (non-GAAP)	1.17%	1.28%	1.89%
Earnings per share (GAAP)	$ 0.06	$ 1.18	$ 1.36
Plus/(less): Pre-tax adjustments[1]	0.79	(0.17)	0.03
(Plus)/less: Tax impact of pre-tax adjustments	(0.19)	0.03	—
Core earnings per share (non-GAAP)	$ 0.66	$ 1.04	$ 1.39
Plus: Impact of initial BMT ACL provision (tax-effected)	0.27	—	—
Core earnings per share excl. initial BMT ACL provision (non-GAAP)	$ 0.93	$ 1.04	$ 1.39

[1] Pre-tax adjustments include securities gains, unrealized losses on equity investments, corporate development and restructuring expense, and recovery of legal settlement.

33

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended March 31, 2022	December 31, 2021	March 31, 2021
Calculation of return on average tangible common equity:			
GAAP net income attributable to WSFS	**$ 3,804**	$ 56,287	$ 65,082
Plus: Tax effected amortization of intangible assets	**2,980**	2,063	2,004
Net tangible income (non-GAAP)	**$ 6,784**	$ 58,350	$ 67,086
Average stockholders' equity of WSFS	**$ 2,722,263**	$ 1,913,882	$ 1,771,822
Less: average goodwill and intangible assets	**982,800**	548,552	556,344
Net average tangible common equity	**$ 1,739,463**	$ 1,365,330	$ 1,215,478
Return on average common equity (GAAP)	**0.57%**	11.67%	14.90%
Return on average tangible common equity (non-GAAP)	**1.58%**	16.96%	22.38%
Calculation of core return on average tangible common equity:			
Adjusted net income (non-GAAP) attributable to WSFS	**$ 43,015**	$ 49,894	$ 66,594
Plus: Tax effected amortization of intangible assets	**2,980**	2,063	2,004
Core net tangible income (non-GAAP)	**$ 45,995**	$ 51,957	$ 68,598
Net average tangible common equity	**$ 1,739,463**	$ 1,365,330	$ 1,215,478
Core return on average common equity (non-GAAP)	**6.41%**	10.34%	15.24%
Core return on average tangible common equity (non-GAAP)	**10.72%**	15.10%	22.89%

(dollars in thousands)	For the year ended December 31, 2010	2011	2012	2013
Net Income (GAAP)	$ 14,117	$ 22,677	$ 31,311	$ 46,882
Adj: Plus/(less) core (after-tax)[1]	420	(2,664)	(11,546)	(4,290)
Adjusted net income (non-GAAP)	$ 14,537	$ 20,013	$ 19,765	$ 42,592
Average Assets	$ 3,796,166	$ 4,070,896	$ 4,267,358	$ 4,365,389
GAAP ROA	0.37%	0.56%	0.73%	1.07%
Core ROA (non-GAAP)	0.38%	0.49%	0.46%	0.98%

(dollars in thousands)	For the year ended December 31, 2014	2015	2016	2017
Net Income (GAAP)	$ 53,757	$ 53,533	$ 64,080	$ 50,244
Adj: Plus/(less) core (after-tax)[1]	(4,632)	4,407	4,323	32,597
Adjusted net income (non-GAAP)	$ 49,125	$ 57,940	$ 68,403	$ 82,841
Average Assets	$ 4,598,121	$ 5,074,129	$ 6,042,824	$ 6,820,471
GAAP ROA	1.17%	1.05%	1.06%	0.74%
Core ROA (non-GAAP)	1.07%	1.14%	1.13%	1.21%

(dollars in thousands)	For the year ended December 31, 2018	2019	2020	2021
Net Income (GAAP)	$ 134,743	$ 148,809	$ 114,774	**$ 271,442**
Adj: Plus/(less) core (after-tax)[1]	(20,436)	36,295	(18,126)	**(2,893)**
Adjusted net income (non-GAAP)	$ 114,307	$ 185,104	$ 96,648	**$ 268,549**
Average Assets	$ 7,014,447	$ 11,477,856	$ 13,148,317	**$ 14,903,920**
GAAP ROA	1.92%	1.30%	0.87%	**1.82%**
Core ROA (non-GAAP)	1.63%	1.61%	0.74%	**1.80%**

[1] For details on our core adjustments for full-year 2010 through 2021 refer to each years' respective fourth quarter Earnings Release filed at Exhibit 99.1 on Form 8-K

34

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	2017	2018	2019	2020	2021
	For the year ended December 31,				
Net interest income (as reported)	$ 221,271	$ 246,474	$ 444,948	$ 465,955	$ 433,649
Adj: Tax-equivalent income	2,991	1,360	1,215	1,151	1,000
Core net interest income[1] (non-GAAP)	$ 224,262	$ 247,834	$ 446,163	$ 467,106	$ 434,649
Average Interest-Earning Assets	$ 5,684,724	$ 6,052,145	$ 10,057,074	$ 11,804,926	$ 13,443,701
Net interest margin	3.95%	4.09%	4.44%	3.96%	3.23%
Core net interest margin (non-GAAP)	3.95%	4.09%	4.44%	3.96%	3.23%
Noninterest income (as reported)	$ 124,644	$ 162,541	$ 188,109	$ 201,025	$ 185,480
Adj: Securities gains	(1,984)	(21)	(333)	(9,076)	(331)
Adj: Realized (gain) loss on sale of equity investment, net	-	(3,757)	-	(22,052)	706
Adj: Unrealized gain on equity investment, net	-	(20,745)	(26,175)	(761)	(5,141)
Core fee revenue (non-GAAP)	$ 122,660	$ 138,018	$ 161,601	$ 169,136	$ 180,714
Core net revenue (non-GAAP)	$ 343,931	$ 384,492	$ 606,549	$ 635,091	$ 614,363
Core net revenue (tax-equivalent)(non-GAAP)	$ 346,922	$ 385,852	$ 607,764	$ 636,242	$ 615,363
Core fee revenue % (non-GAAP)	35.7%	35.9%	26.6%	26.6%	29.4%
Core fee revenue % (non-GAAP)(tax-equivalent)	35.4%	35.8%	26.6%	26.6%	29.4%

(dollars in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	Three Months Ended				
Core fee revenue (non-GAAP)	$ 60,577	$ 46,027	$ 43,437	$ 43,757	$ 47,493
PPP fee revenue	—	(63)	(3)	389	2,159
Core fee revenue excl. PPP (non-GAAP)	$ 60,577	$ 46,090	$ 43,440	$ 43,368	$ 45,334
Core net revenue (non-GAAP)	$ 199,135	$ 154,251	$ 147,928	$ 150,506	$ 161,678
PPP income	170	608	2,628	6,135	11,525
Core net revenue excl. PPP (non-GAAP)	$ 198,965	$ 153,643	$ 145,300	$ 144,371	$ 150,153
Core fee revenue as a percentage of core net revenue incl. PPP (non-GAAP)	30.4%	29.8%	29.3%	29.1%	29.4%
Core fee revenue as a percentage of core net revenue excl. PPP (non-GAAP)	30.5%	30.0%	29.9%	30.0%	30.2%

[1] Completed on a fully tax-equivalent basis

35

Appendix: Key Deal Metrics

WSFS Financial Corporation

Tangible Book Value Reconcilation (non-GAAP)

$ in Millions	Deal Announcement[1]	Pro forma[2]
Total Assets (GAAP)	$ 14,002	$ 15,777
Less: Goodwill and other intangible assets	549	547
Total Tangible Assets (non-GAAP)	$ 13,453	$ 15,230
Total stockholders' equity of WSFS (GAAP)	1,752	1,939
Less: Goodwill and other intangible assets	549	547
Total Tangible Common Equity (non-GAAP)	$ 1,203	$ 1,392

	Deal Announcement[1]		Pro forma[2]	
$ in Millions	$	Per Share	$	Per Share
WSFS Estimated TBV	**$ 1,203**	**$ 26.90**	**$ 1,392**	**$ 29.24**
Equity Consideration	976		908	
Share Buyback Pause	140		140	
Additional Intangibles Created	(527)		(485)	
Seller One-Time Costs	(11)		-	
Buyer One-Time Costs	(87)		(46)	
Remaining One-Timers	-		(41)	
CECL Reserve	(31)		(18)	
Pro Forma TBV	**$ 1,663**	**$ 25.25**	**$ 1,850**	**$ 28.58**
Estimated Dilution		**-6.13%**		**-2.26%**
Subtotal Deal TBV at December 31, 2021			**$ 1,751**	**$ 26.80**
2022 YTD NI and Dividends paid			60	
Treasury Share Buybacks			(47)	
AOCI			(276)	
2022 Performance			**$ (263)**	
March 31, 2022 TBV			**$ 1,488**	**$ 22.99**

Loan Mark & CECL

	Deal Model			3/31/2022		
Pre-tax $ in Millions	Credit	Interest Rate	Total Mark	Credit	Interest Rate	Total Mark
Non-PCD Loan Mark	$ (41.8)	$ 34.4	$ (7.4)	$ (20.7)	$ (4.3)	$ (25.0)
PCD Loan Mark	$ (30.6)	$ 6.7	$ (23.9)	$ (28.2)	$ 0.6	$ (27.5)
Total Loan Mark	**$ (72.4)**	**$ 41.1**	**$ (31.3)**	**$ (48.8)**	**$ (3.7)**	**$ (52.5)**

Other Fair Value Adjustments

$ in Millions	Deal Model $	3/31/2022 $	Life (Years)	Amort. Method
Wealth Customer Intangible	$ 67.5	$ 60.4	13-14	Straightline
Real Estate	$ 10.5	$ 15.2	20	Straightline
Core Deposit (CDI) Intangible	$ 5.1	$ 10.9	10	Straightline
Time Deposits (CDs)	$ 3.5	$ 0.6	5	Straightline
Other Borrowings	$ 7.1	$ (1.9)	13	Straightline

[1] Deal Model assumptions as of March 10, 2021
[2] Pro forma assumptions as of March 31, 2022

36

37 Stockholders or others seeking information regarding the Company may call or write: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, DE 19801 302-504-9857 stockholderrelations@wsfsbank.com www.wsfsbank.com Rodger Levenson Chairman, President and CEO 302-571-7296 rlevenson@wsfsbank.com Dominic C. Canuso Chief Financial Officer 302-571-6833 dcanuso@wsfsbank.com